LSB INDUSTRIES, INC.

1998 STOCK OPTION AND INCENTIVE PLAN

           The Board of Directors of LSB Industries, Inc., a Delaware corporation (the "Company"), has adopted this 1998 Stock Option and Incentive Plan (the "Plan"), effective the 13th day of August, 1998, as follows:

1.      Purpose. This Plan permits selected officers and employees, prospective employees, consultants and independent contractors of the Company or any Subsidiary who bear a large measure of responsibility for the success of the Company to acquire and retain a proprietary interest in the Company and to participate in the future of the Company as shareholders. The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company and the subsidiaries to offer to its employee-directors, officers, employees, consultants and independent contractors, long-term performance-based stock and/or other equity interests in the Company, thereby enhancing its ability to attract, retain and reward such individuals, and by providing an incentive for employee-directors, officers, employees to render outstanding service to the Company and to the Company's shareholders.

2.      Definitions. For purposes of the Plan, the following terms shall be defined as set forth herein:

         2.1      "Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto.

         2.2      "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

         2.3      "Board" means the Board of Directors of the Company.

         2.4      "Change of Control" means a change of control of the Company pursuant to Section
                     8.2 hereof.

         2.5     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

         2.6     "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate. In all events, the Committee shall consist only of non-employee directors of the Company.

         2.7     "Common Stock" means the Common Stock of the Company, par value $.10 per share.

         2.8      "Disability" means disability as determined under the procedures established by the
                    Committee for purposes of the Plan.

         2.9      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

         2.10     "Fair Market Value", unless otherwise required by any applicable provision of the
                    Code or any regulations issued thereunder, means, as of any given date:

                    2.10.1      the closing price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported on a national securities exchange; and,

                    2.10.2      if the fair market value of the Common Stock cannot be determined pursuant to clause (i) hereof, such price as the Committee shall determine.

        2.11     "Formula Price Per Share" means the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid for any share of Common
                    Stock at any time during the ninety (90) day period immediately prior to the Change of Control (whether by way of exchange, conversion, distribution, liquidation or otherwise) paid or to be paid for any share of Common Stock in connection with a
                    Change of Control. If the consideration paid or to be paid in any transaction that results in a Change of Control consists, in whole or in part, of consideration, other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such transaction that results in a Change of Control.

        2.12     "Holder" means an eligible employee-director, officer, employee, consultant or independent contractor of the Company or a Subsidiary who has received an award under the Plan.

         2.13    "Incentive Stock Option" or "ISO" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.14    "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock
                    Option.

         2.15     "SAR Value" means the excess of the Fair Market Value of one share of Common
                     Stock over the exercise price per share specified in a related Stock Option in the case of a Stock Appreciation Right granted in tandem with a Stock Option and the
                     Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free-standing basis multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

        2.16      "Section 16(b) Holder" means such officer or director or ten percent (10%) beneficial owner of Common Stock subject to Section 16(b) of the Exchange Act.

        2.17      "Stock Appreciation Right" means the right, pursuant to an award granted under
                     Section 7 hereof, to recover an amount equal to the SAR Value.

        2.18      "Stock Option" means any Incentive Stock Option or Non-Qualified Stock Option to
                     purchase shares of Common Stock which is awarded pursuant to this Plan.

        2.19      "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

3.      Administration.

        3.1      Board; Committee. The Board shall create a committee consisting of three members of the Board. The Board may also appoint one member of the Board as an alternate member of the Committee. Upon such appointment, the Committee shall have all the powers, privileges and duties set forth herein. The Board may, from time to time, appoint members of any such Committee in substitution for, or in addition to, members previously appointed, may fill vacancies in the Committee and may discharge the
                   Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members of the Committee, shall be fully effective and a valid act of the Committee as if it had been made by a majority vote at a meeting duly called and held. The membership of the Committee shall at all times be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, to the extent it is applicable, or with the requirements of any other applicable law, rule or regulation.

        3.2      Power and Authority. The Committee shall have full power and authority to do all things necessary or appropriate to administer this Plan according to its terms and provisions
                   (excluding the power to appoint members of the Committee and to terminate, modify, or amend the Plan, except as otherwise authorized by the Board), including, but not limited to the full power and authority (subject to the express provisions of this Plan):

                   3.2.1     to award Stock Options and Stock Appreciation Rights, pursuant to the terms of this Plan, to eligible individuals described under Section 5 hereof;

                   3.2.2     to select the eligible individuals to whom Stock Options or Stock Appreciation
                                Rights, or any combination thereof, if any, may from time to time be awarded hereunder;

                   3.2.3     to determine the Incentive Stock Options, Non-Qualified Stock Options, Stock
                                Appreciation Rights, or any combination thereof, if any, to be awarded hereunder to one or more eligible employees or persons;

                  3.2.4     to determine the number of shares to be covered by each award granted hereunder;

                  3.2.5     to determine the terms and conditions not inconsistent with the terms of the Plan, of any award hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

                  3.2.6     to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

                  3.2.7     to determine the terms and conditions under which awards hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any
                               Subsidiary outside of this Plan;

                 3.2.8     to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred, which may be either automatic or at the election of the Holder; and

                 3.2.9     to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same or other type, which previously granted awards are upon less favorable terms.

       3.3     Interpretation of Plan.

                 3.3.1     Subject to Sections 3.2 and 9 hereof, the Committee shall have the authority at its discretion to adopt, alter and repeal such general and special administrative rules, regulations, and practices governing the Plan as it shall, from time to time, deem advisable, to construe and interpret the terms and provisions of this Plan and any award issued under this Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of this Plan.

                 3.3.2     Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive
                              Stock Option under Section 422 of the Code.

                 3.3.3    Subject to Sections 3.2 and 9 hereof, all decisions made by the Committee pursuant to the provisions of this Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons granted options pursuant to the Plan.

4.      Shares Subject to Plan.

        4.1     Number of Shares. The aggregate number of shares of Common Stock reserved and available for distribution under this Plan shall be 850,000 shares. If any shares of
                  Common Stock that are subject to a Stock Option or Stock Appreciation Right cease to be subject to such Stock Option or Stock Appreciation Right, or any such award otherwise terminates without a payment being made to the Holder in the form of

                  Common Stock, such shares shall again be available for distribution in connection with future grants and awards under this Plan. The number of shares available for distribution under this Plan shall be reduced by the number of shares of Common Stock issued under this Plan upon the exercise of a Stock Option.

        4.2     Character of Shares. The Company may elect to satisfy its obligations to a Holder exercising a Stock Option entirely by issuing authorized and unissued shares of Common
                  Stock to such Holder, entirely by transferring treasury shares to such Holder, or in part by the issue of authorized and unissued shares and the balance by the transfer of treasury shares.

5.      Eligibility.

        5.1      General. Awards under this Plan may be made to: (i) officers and other employees of the
                   Company or any Subsidiary who are at the time of the grant of an award under this Plan regularly employed by the Company or any Subsidiary, including any full time salaried officer or employee who is a member of the Board (except as provided in the last sentence under Section 3.1); and, (ii) consultants or independent contractors whom the
                   Board believes have contributed or will contribute to the success of the Company.

        5.2     Multiple Awards. The Committee shall from time to time designate such employees, consultants or independent contractors to whom options are to be granted, and the number of shares to be subject to each option. The Committee may at any time grant one or more Stock Options or Stock Appreciation Rights or a combination thereof to an individual to whom a Stock Option or Stock Appreciation Right has previously been granted under this or any other stock option plan of the Company, whether or not such previously granted Stock Option or Stock Appreciation Right has been fully exercised.

        5.3      Ineligibility for Awards. No person designated by the Board to serve on the Committee, effective at such future time so that he qualifies as a "disinterested person" within the meaning of Rule 16b-3(c) of the Exchange Act, shall be eligible to receive any awards under the Plan during the period from the date such designation is made to the date such designation becomes effective. Notwithstanding Section 5.1 hereof, no member of the Committee, while serving as such, shall be eligible to receive an award under the Plan.

6.      Stock Options.

         6.1      Grant and Exercise. Stock Options granted under the Plan may be of two types:
                    (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Only full-time salaried officers or employees may be granted Incentive Stock Options. Any individual eligible to participate under this Plan may be granted Non-Qualified Stock Options. Any
                    Stock Option granted under the Plan shall contain such terms, not inconsistent with this
                    Plan, as the Committee may from time to time approve. The Committee shall have the authority to grant to any eligible individual Incentive Stock Options, Non-Qualified
                    Stock Options, or both types of Stock Options and, in each case, may be granted alone, in tandem with, or without, or in addition to Stock Appreciation Rights. To the extent that any Stock Option (or portion thereof) does not qualify as an Incentive
                    Stock Option, it shall constitute a separate Non-Qualified Stock Option. Unless granted in substitution for another outstanding award, Stock Options shall be granted for no consideration other than services to the Company or a Subsidiary.

        6.2      Exercise Price.

                   6.2.1      Less Than 10% Shareholder. The exercise price in any option granted under this Plan to an individual who, at the time the Stock Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary
                                 (computed in accordance with the provisions applicable to Section 422(b)(6)
                                 of the Code) (a "less than 10% Shareholder") shall be not less than the Fair
                                 Market Value of the shares of Common Stock subject to the Stock Option at the time the Stock Option is granted, determined by the Committee in accordance with the applicable regulations and rulings of the Commissioner of the Internal Revenue Service in effect at the time the Stock Option is granted.

                  6.2.2      10% Shareholder. The exercise price in any option granted under the Plan to an individual who is not a less than ten percent (10%) Shareholder (a "10%
                                Shareholder") shall be not less than one hundred ten percent (110%) of the
                                Fair Market Value of the shares of Common Stock subject to the Stock Option at the time the Stock Option is granted, determined in accordance with the applicable regulations and rulings of the Commissioner of the Internal Revenue
                                Service in effect at the time the Stock Option is granted.

        6.3      Option Term. The term of each Stock Option shall be fixed by the Board, but no Stock
                   Option shall be exercisable more than ten (10) years (five (5) years, in the case of an

                   Incentive Stock Option granted to a 10% Shareholder) after the date on which the Stock
                   Option is granted.

        6.4      Exercise of Non-Qualified Stock Options. Non-Qualified Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Non-Qualified Stock Option granted under this Plan may be exercised until after the expiration of six (6) months from the date the Stock Option is granted. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine; provided that the Committee cannot waive the requirement that the Stock Option may not be exercised until after the expiration of six (6) months from the date the Stock Option is granted.

        6.5      Exercise of Incentive Stock Options.

                   6.5.1      By an Employee. No Incentive Stock Option granted under this Plan shall be exercisable after the expiration of ten (10) years from the date such ISO is granted, except that no ISO granted to a person who is not a less than 10%
                                 Shareholder shall be exercisable after the expiration of five (5) years from the date such option is granted. Employment by a Subsidiary shall be employment by the Company. Unless such requirements are waived by the Committee, the employee, while still in the employment of the Company, may exercise the options as follows:

                                 6.5.1.1      at any time after one (1) year of continuous employment from the date such ISO is granted, as to twenty percent (20%) of the shares subject to the option;

                                6.5.1.2      at any time after two (2) years of such continuous employment from the date such ISO is granted, as to an additional twenty percent (20%) of the shares subject to the option;

                                6.5.1.3      at any time after three (3) years of such continuous employment from the date such ISO is granted, as to an additional thirty percent (30%) of the shares subject to the option; and

                               6.5.1.4      at any time after four (4) years of such continuous employment from the date such ISO is granted, as to all of the shares remaining subject to the option.

                       The Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons, shall not interrupt continuous employment.

          6.5.2     Termination of Employment. Except as otherwise expressly provided in Sections
                       6.5.3 and 6.5.4 of this Plan or in the Agreement, no Stock Option may be exercised at any time unless the Holder thereof is then an employee of the
                       Company or a Subsidiary.

          6.5.3     By a Former Employee. No person may exercise an ISO after he is no longer an employee of the Company or any Subsidiary; except that if an employee ceases to be an employee on account of physical or mental disability as defined in
                       Section 22(e)(3) of the Code ("Former Employee"), he may exercise the ISO within twelve (12) months after the date on which he ceased to be an employee, for the number of shares for which he could have exercised at the time he ceased to be an employee. No ISO granted under this Plan shall in any event be exercised by such Former Employee after the expiration of ten (10) years from the date such ISO is granted, except that no ISO granted to a person who is a 10%
                       Shareholder may be exercisable after the expiration of five (5) years from the date such ISO is granted.

          6.5.4     In Case of Death. If any employee or Former Employee who was granted an ISO dies prior to the termination of such ISO, such ISO may be exercised within twelve
                      (12) months after the death of the employee or Former Employee by his estate, or by a person who acquired the right to exercise such ISO by bequest or inheritance, or by reason of the death of such employee or Former Employee, provided that:

                     6.5.4.1      such employee died while an employee of the Company or a Subsidiary; or

                     6.5.4.2      such Former Employee had ceased to be an employee of the Company or a Subsidiary on account of physical or mental disability and died within three (3) months after the date on which he ceased to be such employee.

                       Such ISO may be exercised only as to the number of shares for which he could have exercised at the time the employee or Former Employee died. No ISO granted under this Plan shall in any event be exercised in case of death of an employee or Former
                       Employee after the expiration of ten (10) years from the date such ISO is granted, except that no ISO granted to a 10% Shareholder shall be exercisable after the expiration of five (5) years from the date such ISO is granted.

          6.5.5     The Committee may, in its discretion, waive the installment exercise provisions at any time at or after the time of grant, in whole or in part, based on such factors as the Committee shall determine; provided that at all times no ISO may be exercised until the expiration of six (6) months from the date that the Stock Option was granted.

     6.6     Termination of Options. A Stock Option granted under this Plan shall be considered terminated, in whole or in part, to the extent that it can no longer be exercised for shares originally subject to it, provided that a Stock Option granted shall be considered terminated at an earlier date upon surrender for cancellation by the Holder to whom such Stock Option was granted.

     6.7     Notice of Exercise and Payment. Subject to any installment, exercise and waiting period provisions that are applicable in a particular case, Stock Options granted under this Plan may be exercised, in whole or in part, at any time during the term of the Stock Option, by giving written notice of such exercise to the Company identifying the Stock Option being exercised and specifying the number of shares then being purchased. Such notice shall be accompanied by payment in full of the exercise price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned by the Holder of the Stock Option or, unless otherwise provided in the Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified check or bank check or personal check, in each case payable to the order of the Company; provided, however, that the
               Company shall not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and valuable funds in payment of the purchase price thereof.
               Payments in the form of Common Stock (which shall be valued at the Fair Market
               Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances, with signature guaranteed by a bank or investment banking firm.

      6.8     Issuance of Shares. As soon as practicable after its receipt of such notice and payment, the
                Company shall cause one or more certificates for the shares so purchased to be delivered to the Holder or his or her estate, as the case may be. No Holder or estate shall have any of the rights of a shareholder with reference to shares of Common Stock subject to a
                Stock Option until after the Stock Option has been exercised in accordance with Section
                6.7 and certificates representing the shares of Common Stock so purchased by the Holder pursuant to the Stock Option have been delivered to the Holder or estate.

      6.9     Partial Exercise. A Stock Option granted under this Plan may be exercised as to any part of the shares for which it could be exercised. Such a partial exercise of a Stock Option shall not affect the right to exercise the Stock Option from time to time in accordance with this Plan as to the remaining shares of Common Stock subject to the Stock Option.

     6.10    $100,000 Per Year Limitation. To the extent that the aggregate Fair Market Value of
                Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all of the Company's plans)
                exceeds $100,000, such excess Stock Options shall be treated as Non-Qualified
                Stock Options for purposes of Section 422 of the Code.

     6.11    Buyout and Settlement Provisions. The Committee may at any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made, including a settlement for exchange of a different award under the Plan for the surrender of the Stock Option.

7.     Stock Appreciation Rights.

        7.1     Grant and Exercise. Stock Appreciation Rights may be granted in tandem with ("Tandem
                  Stock Appreciation Right") or in conjunction with all or part of any Stock Option granted under this Plan or may be granted on a free-standing basis. In the case of a Non-Qualified
                  Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock
                  Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option. Unless granted in substitution for another outstanding award, Stock Appreciation Rights shall be granted for no consideration other than services to the Company or a Subsidiary.

       7.2     Termination. A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Board, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock
                 Option equals the number of shares covered by the Tandem Stock Appreciation Right.

        7.3     Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Holder, in accordance with Section 7.4 hereof, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form of payment determined in the manner prescribed in Section 7.5 hereof. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent Tandem Stock Appreciation
                  Rights have been exercised.

       7.4      Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 hereof and this Section 7, and may be subject to such additional limitations on exercisability as shall be determined by the Committee and set forth in the Agreement. Other Stock
                  Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the
                  Agreement. Notwithstanding anything to the contrary contained herein (including the provisions of Section 8.1 hereof), any Stock Appreciation Right granted to a
                  Section 16(b) Holder to be settled wholly or partially in cash (i) shall not be exercisable during the first six (6) months of the term of such Stock Appreciation
                  Right, except that this special limitation shall not apply in the event of death or disability of such Holder prior to the expiration of the six (6) month period, and (ii) shall only be exercisable during the period beginning on the third business day following the date of release for publication of the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12) business day following such date.

       7.5     Receipt of SAR Value. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Common

                 Stock equal to the SAR Value with the Committee having the right to determine the form of payment.

      7.6      Shares Affected Under Plan. Upon the exercise of a Tandem Stock Appreciation Right, the
                 Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
                 Section 4.1 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares, if any, issued under the Tandem Stock
                 Appreciation Right at the time of exercise based upon the SAR Value.

       7.7     Limited Stock Appreciation Rights. The Committee may grant "Limited Stock
                 Appreciation Rights", i.e., Stock Appreciation Rights that become exercisable upon the occurrence of one or more of the events which trigger a Change of Control as defined in Section 8.2 hereof, and shall be settled in an amount equal to the Formula
                 Price Per Share, subject to such other terms and conditions as the Committee may specify; provided, however, if any Limited Stock Appreciation Right is granted to a Section 16(b) Holder such Limited Stock Appreciation Right (i) shall only be exercisable within sixty (60) days after the event triggering the Change of Control;
                 and (ii) may not be exercised during the first six (6) months after the date of grant of such Limited Stock Appreciation Right (except in the event of death or disability of such Holder prior to the expiration of the six (6) month period); and (iii) shall only be exercisable in the event that the date of the Change of Control was outside the control of such Holder; and (iv) shall only be settled in cash in an amount equal to the
                 Formula Price Per Share.

8.     Acceleration.

        8.1     Acceleration Upon Change of Control. Unless the award Agreement provides otherwise or unless the Holder waives the application of this Section 8.1 prior to a Change of Control
                  (as hereinafter defined), in the event of a Change of Control, each outstanding Stock
                  Option, Stock Appreciation Right and Limited Stock Appreciation Right granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement.

       8.2      Change of Control Defined. A "Change of control" shall be deemed to have occurred upon any of the following events:

                  8.2.1     The consummation of any of the following transactions: any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least fifty percent (50%)
                               of the total voting power of the then-outstanding securities of the surviving corporation immediately after such transaction; or

                   8.2.2     A transaction in which any person (as such term is defined in Sections 13(d)(3)
                                and 14(d)(2) of the Exchange Act), corporation or other entity (other than the
                                Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (i) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing fifty percent (50%) or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors
                                (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the
                                Company's securities); or

                 8.2.3       If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

       8.3      General Waiver by Board. The Committee may, after grant of an award, accelerate the vesting of all or any part of any Stock Option, and/or waive any limitations or restrictions, if any, for all or any part of an award.

        8.4     Acceleration Upon Termination of Employment. In the case of a Holder whose employment or affiliation with the Company or a Subsidiary is involuntarily terminated for any reason (other than for cause), the Committee may, at its option and in its sole discretion, accelerate the vesting of all or any part of any award and/or waive, in whole or in part, any or all of the remaining deferral limitations or restrictions imposed hereunder or pursuant to the Agreement.

9.      Amendments and Termination.

        9.1      Amendments to Plan; Termination. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the
                   Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the stockholders of the outstanding shares of Common
                   Stock if (i) such amendment materially increases the benefits accruing to participants under this Plan; (ii) such amendment materially increases the number of securities which may be issued under this Plan; (iii) such amendment materially modifies the requirements as to eligibility for participation in this Plan; or, (iv) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

        9.2     Amendments to Individual Awards. The Board may amend the terms of any award granted under the Plan; provided, however, that subject to Section 11 hereof, no such amendment may be made by the Board which in any material respect impairs the rights of the Holder without the Holder's consent.

10.    Term of Plan.

        10.1     Effective Date. The Plan shall be effective as of August 13, 1998 ("Effective Date"), subject to the approval of the Plan by the stockholders of the Company within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned upon, and subject to, such approval of the Plan by the
                    Company's stockholders and approval of the Company's application to list the shares of the Company's Common Stock covered by the Plan on the New York Stock Exchange
                    (and no awards shall vest or otherwise become free of restrictions prior to such approvals).

        10.2     Termination Date. No award shall be granted pursuant to the Plan on or after the tenth
                    (10th) anniversary of the Effective Date, but awards granted prior to such tenth (10th)

                    anniversary may extend beyond that date. The Plan shall terminate at such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

11.     Adjustment Upon Change of Shares. Subject to any required action by the stockholders of the
          Company, the number of shares of Common Stock for which Stock Options may thereafter be granted, and the number of shares of Common Stock then subject to Stock Options previously granted, and the price per share payable upon exercise of such Stock Option and the number of shares and exercise price relating to Stock Appreciation Rights, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the
          Company resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

         11.1     If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, a Holder of an outstanding Stock
                     Option and/or Stock Appreciation Right granted under this Plan shall be entitled
                     (subject to the provisions of this Section 11) to receive options and/or stock appreciation rights covering shares of such reorganized, consolidated or merged corporation in the same proportion as granted to Holder prior to such reorganization, consolidation or merger at an equivalent exercise price, and subject to the same terms and conditions as this Plan. For purposes of the preceding sentence, the excess of the aggregate Fair
                     Market Value of shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate exercise price of such shares shall not be more than the excess of the aggregate Fair Market Value of all shares of Common
                     Stock subject to the option or Stock Appreciation Right immediately before such reorganization, consolidation or merger over the aggregate exercise price of such shares of Common Stock, and the new stock option or stock appreciation right or assumption of the old Stock Option or old Stock Appreciation Right by any
                     surviving corporation shall not give the Holder additional benefits which he did not have under the old Stock Option or Stock Appreciation Right.

       11.2      To the extent that the foregoing adjustments relate to the shares of Common Stock of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each
                     Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        11.3      Except as expressly provided in this Section 11, the Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Stock Option or the number or price of Stock
                     Appreciation Rights granted under this Plan.

        11.4     The grant of a Stock Option or Stock Appreciation Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

12.     General Provisions.

        12.1     Investment Representations. The Committee may require each person acquiring shares of
                    Common Stock pursuant to an award under this Plan to represent to and agree with the
                    Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

        12.2     Additional Incentive Arrangements. Nothing contained in this Plan shall prevent the
                    Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under this Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

        12.3     No Right of Employment. Nothing contained in this Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

         12.4     Withholding Taxes. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for federal income tax purposes with respect to any award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of,

                     any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board, tax withholding or payment obligations may be settled with Common Stock, including Common
                     Stock that is part of the award that gives rise to the withholding requirement.
                     The obligations of the Company under this Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company.

       12.5      Governing Law. This Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

        12.6     Other Benefit Plans. Any award granted under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the
                    Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

       12.7      Employee Status. A leave of absence, unless otherwise determined by the Board prior to the commencement thereof, shall not be considered a termination of employment. Any awards granted under this Plan shall not be affected by any change of employment, so long as the Holder continues to be an employee of the Company or any Subsidiary.

       12.8      Non-Transferability. Other than the transfer of a Stock Option or Stock Appreciation
                    Right by will or by the laws of descent and distribution, no award under this Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Unless otherwise provided in this Plan or the Agreement, any Stock Option or Stock Appreciation Right
                    granted under this Plan is only exercisable during the lifetime of the Holder by the
                    Holder or by his guardian or legal representative.

       12.9      Applicable Laws. The obligations of the Company with respect to all awards under this
                    Plan shall be subject to (i) all applicable laws, rules and regulations, including, without limitation, the requirements of all federal securities laws, rules and regulations and state securities and blue sky laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Act, and (ii) the rules and regulations of any national securities exchange on which the Common Stock may be listed or the NASDAQ National Market System if the Common Stock
                    is designated for quotation thereon.

       12.10     Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of
                     Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to
                     Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock
                     Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

       12.11     Written Agreements. Each award granted under this Plan shall be confirmed by, and shall be subject to the terms of the Agreement approved by the Committee and executed by the Company and the Holder. The Committee may terminate any award made under this Plan if the Agreement relating thereto is not executed and returned to the Company within sixty (60) days after the Agreement has been delivered to the Holder for his or her execution.

        12.12     Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the
                      Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the
                      Company the opportunity, at its own expense, to handle and defend the same.

        12.13     Consideration for Common Stock. The Committee may not grant any awards under this Plan pursuant to which the Company will be required to issue any shares of
                      Common Stock unless the Company will receive consideration for the shares of
                      Common Stock sufficient under the laws of the State of Delaware so that such shares of Common Stock will be, when issued, validly issued and fully paid and nonassessable when issued.

         12.14    Common Stock Certificates. All certificates for shares of Common Stock delivered under this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding anything to the contrary contained herein, whenever certificates representing shares of Common Stock subject to an award are required to be delivered pursuant to the terms of this Plan, the
                      Company may, in lieu of such delivery requirement, comply with the provisions of Section 158 of the Delaware General Corporation Law.

         12.15     Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.